UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2011

STRYKER CORPORATION

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-9165 (Commission File Number)	38-1239739 (IRS Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan (Address of principal executive offices)		49002 (Zip Code)

Registrant's telephone number, including area code: 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Stryker Corporation (the Company) issued a press release on July 19, 2011 announcing its second quarter 2011 operating results.  A copy of this press release is attached hereto as Exhibit 99.1.

In its press release, the Company made references to the following financial measures:  "constant currency" and "adjusted diluted net earnings per share."  These financial measures are an alternative representation of the Company's past and potential future operational performance and do not replace the presentation of the Company's reported financial results under U.S. generally accepted accounting principles (GAAP).  The Company has provided these supplemental non-GAAP financial measures because they provide meaningful information regarding the Company's results on a consistent and comparable basis for the periods presented.  Management uses these non-GAAP financial measures for reviewing the operating results of its business segments, for analyzing potential future business trends in connection with its budget process and bases certain annual bonus plans on these non-GAAP financial measures.  In order to measure the Company's sales performance on a constant currency basis, it is necessary to remove the impact of changes in foreign currency exchange rates which affects the comparability and trend of sales.  Constant currency results are calculated by translating current year results at prior year average foreign currency exchange rates.  In order to measure the Company's earnings performance on a consistent and comparable basis, the Company excludes acquisition and integration-related charges recorded in 2011, the impairment of property, plant and equipment and gain on sale of certain assets recorded in 2010, income taxes associated with the repatriation of foreign earnings recorded in 2010 and 2009, restructuring charges recorded in 2009 and the gain recorded pursuant to a confidential patent infringement settlement agreement recorded in 2009, each of which affects the comparability of operating results and the trend of earnings.  In addition, the Company believes investors will utilize this information to evaluate period-to-period results on a comparable basis and to better understand potential future operating results.  The Company encourages investors and other users of these financial statements to review its consolidated financial statements and other publicly filed reports in their entirety and not to rely solely on any single financial measure.

The reconciliation of projected reported diluted net earnings per share to adjusted diluted net earnings per share for the year ended December 31, 2011 is as follows:

Projected results:	Range
Reported diluted net earnings per share	$3.30	to	$3.40
Acquisition and integration-related charges (a)	$0.35	to	$0.33
Adjusted diluted net earnings per share	$3.65	to	$3.73

(a)	On January 3, 2011, the Company completed the acquisition of the assets of the
Neurovascular division of Boston Scientific Corporation; on June 27, 2011, the Company completed the acquisition of Orthovita, Inc. Accordingly, the Company will incur certain acquisition and integration-related charges during 2011.

The reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share for the quarters ended June 30, 2011 and 2010 is included in the press release attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1 Press release dated July 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION

(Registrant)

July 19, 2011                                                               /s/ CURT R. HARTMAN

Date                                                                            Curt R. Hartman

Vice President and Chief Financial Officer